SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2013

000-27763

(Commission file number)

SITESTAR CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	88-0397234
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

7109 Timberlake Road

Lynchburg, VA 24502

(Address of principal executive offices) (Zip Code)

(434) 239-4272

(Registrant's telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.0.2 Non Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Item 4.02 disclosure below relates to the restatement of our financial statements for the year ended December 31, 2011 and each of the three quarters in the years ended December 31, 2011 and 2012. The Item 4.02 disclosure is as follows:

(a)	During the audit of the Company’s financial statements for the year-ended December 31, 2012, Management of Sitestar Corporation was first advised by Santora CPA Group, the Company’s independent registered public accounting firm, that two potential errors existed:

(i)	Errors in calculation of income tax related accounts including deferred tax assets, income taxes payable, and current and deferred tax expense balances. These errors were the result of using an inaccurate spreadsheet model to determine related account balances, as well as using inappropriate tax rates in the calculation.

(ii)	Additionally, our independent auditors advised us to re-evaluate our historical and current practices with respect to recognition of deferred revenue and whether it is being properly recorded in accordance with generally accepted accounting principles in the United States (GAAP). Historically, deferred revenues were being adjusted through bad debt expense, rather than revenue. While this does not impact net income or earnings per share, it does have an impact on our gross margin.

Management performed a detailed reconciliation of income tax related accounts and the deferred income and related revenue and bad debt accounts for all tax years beginning in 2011 in order to quantify the potential balance adjustments. The Company’s Management upon being advised by its Independent Auditor of the income tax calculation and revenue recognition issues promptly initiated and conducted its review where we identified a material weakness in our internal control over financial reporting.

On April 1, 2013 management concluded that restating the consolidated financial statements for the year ended December 31, 2011 and each of the three quarters in the years ended December 31, 2011 and 2012 is required. The Company announces that its consolidated financial statements for the year ended December 31, 2011 and each of the three quarters in the years ended December 31, 2011 and 2012 issued prior to the filing of its Annual Report on Form 10-K for the year ended December 31, 2012, should not be relied upon henceforward.

The Company is restating for errors identified in its:

(i)	Income tax related accounts including deferred tax assets, income taxes payable, and current and deferred income tax expense, and

(ii)	revenue accounts pertaining to changes in deferred revenue being reconciled through the company’s bad debt accounts instead of revenue. The effects of these restatements will be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and the amended Quarterly 10-Q reports for the periods ended March 31, June 30, and September 30, 2012.

The correction of the errors noted in (i) above reduced 2011 annual net income by $213,000, and resulted in reductions of $344,000 and $65,000 to quarterly net income for the periods ended March 31, 2011 and June 30, 2011, respectively, and an increase of $122,000 to quarterly net income for the period ended September 30, 2011. The restatements also resulted in reductions of $45,000, $60,000, and $39,000 to quarterly net income for the periods ended March, 31, June 30, and September 30, 2012 respectively. The corrections noted in number (ii) above increased 2011 revenues and general expenses by $132,000. The effects of item (ii) were not material to the individual quarters presented.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2013

SITESTAR CORPORATION

By:	/s/ Daniel Judd
Name: Daniel Judd
Title: CFO

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